Exhibit 99.1

Rigetti Computing Announces Chairperson Transition

Current Director Cathy McCarthy Appointed Chairperson of the Board

BERKELEY, Calif., July 6, 2022 (GLOBE NEWSWIRE) — Rigetti Computing, Inc. (“Rigetti” or “the Company”) (NASDAQ: RGTI), a pioneer in hybrid quantum-classical computing systems, today announced General Peter Pace, Chairman of the Company’s board of directors (the “Board”), will step down from his position. Director Cathy McCarthy has been appointed as Chair of the Board. Director Gail Sandford has been appointed to the Nominating and Corporate Governance Committee as well as the Audit Committee. All position changes will take effect as of July 15, 2022.

“I’d like to thank General Pace on behalf of our Board and management team for his many contributions to Rigetti over the years,” commented Chad Rigetti, founder and CEO of Rigetti Computing. “Throughout Pete’s tenure, Rigetti has advanced significantly, growing from its initial stages in the private markets to list on Nasdaq and establish relationships with some of today’s leading governmental and commercial organizations. We thank Pete for his service to Rigetti and wish him all the best going forward.”

“Rigetti’s mission to build the world’s most powerful computers to help solve humanity’s most important and pressing problems has always inspired me,” commented General Pace. “For more than half a decade, it’s been my honor and pleasure to work with Chad and the rest of the Board. Today, family matters require my attention, otherwise, I would continue to proudly serve Rigetti and its shareholders.”

Ms. McCarthy has served on Rigetti’s Board since July 2021 and is currently President and CEO of the strategy consulting firm Cross Tack Consulting. Ms. McCarthy has extensive executive-level experience at both public and private companies, including SM&A, a publicly traded consulting firm that specializes in business capture and program support services for clients in Aerospace, Defense, Homeland Security, and Information Services. From 2009 to 2013, Ms. McCarthy served on Solta Medical, Inc.’s board of directors, compensation committee, and audit committee, prior to the company’s merger with Valeant Pharmaceuticals International, Inc. She also currently serves as a board member and the audit committee chairperson for the Middleby Corporation, a publicly traded global leader in the foodservice industry.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. The Company’s proprietary quantum-classical infrastructure provides ultra-low latency integration with public and private clouds for high-performance practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Rigetti was founded in 2013 by Chad Rigetti and today employs more than 160 people with offices in the United States, U.K. and Australia. Learn more at www.rigetti.com.

Forward looking statements

Certain statements in this communication may be considered forward-looking statements, including but not limited to, responsibilities in connection with the management of the Company’s business and operations, including with respect to the Company’s board of directors, and Rigetti’s mission. Forward-

pg. 1

looking statements generally relate to future events and can be identified by terminology such as “pro forma,” “may,” “should,” “could,” “might,” “plan,” “possible,” “project,” “strive,” “budget,” “forecast,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “pursue,” “anticipate” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Rigetti and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: Rigetti’s ability to achieve milestones, technological advancements, including with respect to its roadmap, help unlock quantum computing, and develop practical applications; the potential of quantum computing; the success of Rigetti’s partnerships and collaborations; Rigetti’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against Rigetti or others with respect to its business combination with Supernova Partners Acquisition Company II, Ltd. (the “Business Combination”) or other matters; the ability to meet stock exchange listing standards; the risk that the Business Combination disrupts current plans and operations of Rigetti; the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Rigetti to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; costs related to the Business Combination and operating as a public company; changes in applicable laws or regulations; the possibility that Rigetti may be adversely affected by other economic, business, or competitive factors; Rigetti’s estimates of expenses and profitability; the evolution of the markets in which Rigetti competes; the ability of Rigetti to execute on its technology roadmap; the ability of Rigetti to implement its strategic initiatives, expansion plans and continue to innovate its existing services; the impact of the COVID-19 pandemic on Rigetti’s business; the expected use of proceeds of the Business Combination; the sufficiency of Rigetti’s cash resources; unfavorable conditions in Rigetti’s industry, the global economy or global supply chain, including financial and credit market fluctuations, international trade relations, political turmoil, natural catastrophes, warfare (such as the conflict involving Russia and Ukraine), and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the registration on Form S-4, the Company’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 7, 2022, and in the Company’s Form 10-Q for the three months ended March 31, 2022, and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Contacts

Rebecca Malamud

Rigetti Computing, Inc.

press@rigetti.com

pg. 2

Polly Pearson

Investor Relations

RGTI@investorrelations.com

pg. 3